EXHIBIT 5



                                SULLIVAN & WORCESTER LLP
                                ONE POST OFFICE SQUARE
                              BOSTON, MASSACHUSETTS 02109
                                    (617) 338-2800
                                 FAX NO. 617-338-2880
    IN WASHINGTON, D.C.                                    IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                              767 THIRD AVENUE
   WASHINGTON, D.C. 20036                              NEW YORK, NEW YORK 10017
      (202) 775-8190                                         (212) 486-8200
   FAX NO. 202-293-2275                                    FAX NO. 212-758-2151











                                             May 12, 1997





FOCUS Enhancements, Inc.
142 North Road
Sudbury, Massachusetts 01776

Gentlemen:

         We are familiar with the Registration Statement on Form S-8 containing a Reoffer Prospectus on Form S-3 (the "S-8 Registration Statement") to which this opinion is an exhibit, to be filed by FOCUS Enhancements, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The S-8 Registration Statement relates to the proposed public offering by certain securityholders of the Company of a total of 1,920,000 shares (the "Shares") of the Company's Common Stock, $.01 par value per share ("Common Stock"), consisting of (i) 920,000 Shares which may be offered from time to time by certain Key Officers of the Company, which Shares are issuable by the Company to such officers upon exercise of options (the "Officer Options") pursuant to Key Officer Non-Qualified Stock Option Agreements, and (ii) 1,000,000 Shares issuable upon exercise of options (the "Director Options") pursuant to the 1997 Director Stock Option Plan which may be offered from time to time by the Directors of the Company for their own benefit. The Officer Options and the Director Options are hereinafter referred to as the "Options".

         We have acted as counsel to the Company in connection with the preparation of the S-8 Registration Statement, and we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of


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FOCUS Enahncements, Inc.
May 12, 1997
Page 2


all documents submitted to us as copies, which facts we have not independently verified. As to various facts material to the opinions set forth herein, we have relied without independent verification upon certificates of public officials and upon facts certified to us by officers of the Company. We express no opinion herein as to any laws other than the General Corporation Law of the State of Delaware.

         Based upon the foregoing, we are of the opinion that the Company has corporate power adequate for the issuance of the Shares issuable in the manner set forth in the S-8 Registration Statement and offered pursuant to the S-8 Registration Statement. The Shares issuable upon the exercise of the Options, assuming exercise on the date hereof have been duly authorized and reserved for issuance. Upon the exercise of the Options and delivery of the Shares in accordance with the terms of the Options, the Shares so issued will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the S-8 Registration Statement.

                                              Very truly yours,



                                              SULLIVAN & WORCESTER LLP